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As filed with the Securities and Exchange Commission on March 25, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CIPHERGEN BIOSYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-059-5156 (I.R.S. Employer Identification No.)

6611 Dumbarton Circle
Fremont, CA 94555
(510) 505-2100
(Address, including zip code, of registrant's Principal Executive Offices)

2000 STOCK PLAN
2000 EMPLOYEE STOCK PURCHASE PLAN
(Full titles of the Plans)

William E. Rich
President and Chief Executive Officer
Ciphergen Biosystems, Inc.
6611 Dumbarton Circle
Fremont, CA 94555
(510) 505-2100
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Michael J. O'Donnell
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

2000 Stock Plan Common Stock, $0.001 par value	1,400,000 shares	$7.96	(1)	$11,144,000.00	(1)	$1,411.95

2000 Employee Stock Purchase Plan Common Stock, $0.001 par value	290,795 shares	$6.77	(2)	$1,967,518.97	(2)	$249.28

Total	1,690,795 shares			$13,111,518.97		$1,661.23

(1)
Calculated in accordance with Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 23, 2004, equal to $7.96 per share.

(2)
Calculated in accordance with Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon 85% of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 23, 2004, equal to $6.77 per share. Pursuant to the 2000 Employee Stock Purchase Plan, which Plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

CIPHERGEN BIOSYSTEMS, INC.
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

        The contents of the Registration Statement No. 333-53530 on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on May 23, 2003 are hereby incorporated herein by reference to the extent not replaced hereby.

        The purpose of this Form S-8 is to register the following:

  (i)
  An additional 1,400,000 shares of Common Stock of Ciphergen Biosystems, Inc. (the "Registrant") that are available for issuance under the Registrant's 2000 Stock Plan, as amended (the "Plan"), to reflect an additional 1,400,000 shares authorized for issuance under the Plan by the Registrant's Board of Directors.

  (ii)
  An additional 290,795 shares of Common Stock of the Registrant that are available for issuance under the Registrant's 2000 Employee Stock Purchase Plan, as amended (the "ESPP"), to reflect an additional 290,795 shares authorized for issuance under the ESPP by the Registrant's Board of Directors.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

        The following documents and information previously filed with the Securities and Exchange Commission are incorporated herein by reference:

  (a)
  The Registrant's Annual Report filed on Form 10-K for the fiscal year ended December 31, 2003.

  (b)
  The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on September 22, 2000.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8. Exhibits.

Exhibit Number	Exhibit Document
4.1	2000 Stock Plan (incorporated by reference to Exhibit 10.5 of the Registrant's Form S-1, File No. 333-32812)
4.2	2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 of the Registrant's Form S-1, File No. 333-32812)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants
24.1	Power of Attorney (see page II-3)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California on March 24, 2004.

CIPHERGEN BIOSYSTEMS, INC.
By:	/s/ WILLIAM E. RICH William E. Rich, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Rich and Matthew J. Hogan, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ WILLIAM E. RICH William E. Rich	Director, President and Chief Executive Officer (Principal Executive Officer)	March 24, 2004
/s/ MATTHEW J. HOGAN Matthew J. Hogan	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 24, 2004
/s/ DANIEL M. CASERZA Daniel M. Caserza	Corporate Controller (Principal Accounting Officer)	March 24, 2004
/s/ JOHN A. YOUNG John A. Young	Chairman of Board	March 24, 2004
/s/ MICHAEL J. CALLAGHAN Michael J. Callaghan	Director	March 24, 2004
/s/ RAJEN DALAL Rajen Dalal	Director	March 24, 2004
/s/ JAMES L. RATHMANN James L. Rathmann	Director	March 24, 2004
/s/ WENDELL WIERENGA Wendell Wierenga	Director	March 24, 2004
/s/ JUDY BRUNER Judy Bruner	Director	March 24, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document
4.1	2000 Stock Plan (incorporated by reference to Exhibit 10.5 of the Registrant's Form S-1, File No. 333-32812)
4.2	2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 of the Registrant's Form S-1, File No. 333-32812)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants
24.1	Power of Attorney (see page II-3)

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CIPHERGEN BIOSYSTEMS, INC. REGISTRATION STATEMENT ON FORM S-8 EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Information Incorporated by Reference.
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS